Exhibit 31.1

Certification Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Naeem Ghauri, certify that:

1.	I have reviewed this interim report on Form 10-QSB/A of NetSol Technologies, Inc.;

2.
Based on my knowledge, this interim report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.
Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4.
NetSol Technologies, Inc. s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for NetSol Technologies, Inc. and,

A.
Have caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to NetSol Technologies, Inc. is made known to us by others within this entity, particularly during the period in which this report is being prepared; and,

B.
Evaluated the effectiveness of NetSol Technologies Inc. s disclosure controls and procedures and present in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report, and the date of this report, based on such evaluation.

Date: March 23, 2005	By:	/s/ Naeem Gharui

Naeem Ghauri Chief Executive Officer